UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	APPOINTMENT OF CERTAIN OFFICERS

On October 2, 2024, Heritage Commerce Corp (“Company”), the holding company for Heritage Bank of Commerce (“Bank”) issued a press release announcing the appointment of Thomas A. Sa to fill the newly designated position of Executive Vice President, Chief Operating Officer of the Company and the Bank, effective as of September 26, 2024. Mr. Sa, age 63, served most recently as President, Chief Operating Officer and Chief Financial Officer of California BanCorp (formerly NasdaqGSM: CALB) and its subsidiary, California Bank of Commerce, a position he had held from May 2019 until July 2024, when that company completed a merger of equals with Southern California Bancorp (Nasdaq: BCAL). Mr. Sa continued in a transitional role with the surviving company until September 20, 2024. Mr. Sa had previously served in various executive positions, including Chief Risk Officer, with Western Alliance Bancorp and Chief Financial Officer of Bridge Capital Holdings and its’ subsidiary Bridge Bank, N.A. Mr. Sa also served as a director of Bridge Capital Holdings and Bridge Bank.

Mr. Sa has entered into an employment agreement with the Company providing for an at-will term, a base salary of $475,000 per year, a target bonus of 50% of salary (prorated for fiscal year 2024), and restricted stock awards having an initial value of $400,000 and vesting over three years. Mr. Sa will participate in employee benefit plans commensurate with those made available to the Company’s other senior executive officers, including fully paid health insurance, a car allowance of $750 per month, employer-sponsored life and disability insurance, and eligibility to participate in the Company’s 401(k) plan. Mr. Sa also will receive a one-time new-hire signing bonus in the amount of $30,000.

If Mr. Sa’s employment is terminated without cause (as defined in the employment agreement), he is entitled to a lump sum payment equal to one times his base salary and his average annual bonus measured over the three years immediately preceding the termination date. Further, if Mr. Sa’s employment is terminated under certain circumstances in connection with a change of control (as defined in the employment agreement), he will be entitled to severance benefits including a lump sum payment equal to two times his base salary plus average annual bonus as measured over the immediately preceding three years, as well as a continuation of certain employee benefits including payments for COBRA continuation coverage.

The foregoing is only a summary of Mr. Sa’s Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 2, 2024, the Company issued a press release announcing Mr. Sa’s accession to the Company’s and the Bank’s executive leadership team. A copy of the press release is attached as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(D)	Exhibits.

10.01	Employment Agreement by and among Heritage Commerce Corp., Heritage Bank of Commerce and Thomas A. Sa dated September 26, 2024.

99.1	Press Release dated October 2, 2024, entitled “Heritage Commerce Corp and Heritage Bank of Commerce Announce Appointment of New Chief Operations Officer Thomas A. Sa”

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2024

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Name:	Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

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